UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2019, Prathyusha Durabaibu was appointed as the Company’s principal accounting officer with immediate effect. Previous to her appointment, the duties and responsibilities of the Company’s principal accounting officer were held by Stéphane Boissel, who, as previously reported, was appointed as the interim Chief Financial Officer of the Company, effective June 7, 2019. Mr. Boissel continues to serve as the Company’s interim Chief Financial Officer and principal financial officer. Ms. Duraibabu, age 40, has served as the Company’s Vice President, Finance since March 2019. Ms. Duraibabu has over 20 years of experience in financial operations, accounting, audit and compliance. Prior to joining the Company, Ms. Duraibabu served as Corporate Controller, Senior Director at Pacific Biosciences of California, Inc., a publicly-traded commercial biotech company, from June 2010 to March 2019. At Pacific Biosciences, she was responsible for worldwide accounting, compliance and consolidated reporting of seven entities. Ms. Duraibabu received a Bachelors of Accounting from Oxford Brookes University in Oxford, United Kingdom and an M.B.A. from San Jose State University. Ms. Duraibabu is a Certified Public Accountant in the State of California.

There were no new compensatory or other material arrangements entered into, or modifications to existing compensatory arrangements entered into, nor were there any grants or awards made to, Ms. Durabaibu in connection with her appointment as the Company’s principal accounting officer. Ms. Durabaibu will continue to be compensated pursuant to her existing compensatory arrangements until such time as any adjustments to her compensation are determined. Ms. Durabaibu’s current compensatory arrangements include her continued eligibility for equity grants under the Company’s 2018 Equity Incentive Plan (“2018 Plan”) and her continued participation in the Company’s Amended and Restated Executive Severance Plan and the Company’s Amended and Restated Incentive Compensation Plan (the “Incentive Plan”), each of which compensatory plans is described under the heading “Executive Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 25, 2019. Under the terms of an offer letter provided to Ms. Durabaibu in connection with the commencement of her employment as Vice President, Finance, Ms. Durabaibu is entitled to an initial annual base salary of $280,000 per year, a sign-on advance of $75,000 (subject to repayment under certain circumstances if her employment with the Company terminates within one year of her employment start date), and an annual cash bonus under the Incentive Plan with a target cash bonus of 30% of her annual base salary. In connection with her commencement of employment in March 2019, Ms. Durabaibu was a granted a stock option to acquire 80,500 shares of the Company’s common stock with an exercise price per share equal to the closing price per share on the grant date and an restricted stock unit award (“RSU Award”) covering 5,750 shares of the Company’s common stock. Such stock option is subject to a four-year vesting schedule with 25% of the shares subject to the option vesting upon Ms. Durabaibu’s completion of one year of service measured from the option grant date and the balance of the shares vesting monthly thereafter for the next three years. Such RSU Award vests in a series of three successive equal installments upon completion of each year of service measured from the grant date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 annual meeting of stockholders of the Company held on June 10, 2019 (the “Annual Meeting”), the following proposals were approved by the Company’s stockholders: (i) the election of the seven nominees for director listed in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 25, 2019 (the “Proxy Statement”) to serve on the Company’s board of directors until the next annual meeting of stockholders to be held in 2020 or until their successors are duly elected and qualified; (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; and (iii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, each by the votes set forth below:

Proposal 1: Election of Directors:

Name of Director	For	Withhold	Broker Non-Votes
H. Stewart Parker	52,781,016	2,155,910	38,630,294
Robert F. Carey	52,756,000	2,180,926	38,630,294
Stephen G. Dilly, M.B.B.S, Ph.D.	52,851,304	2,085,622	38,630,294
Alexander D. Macrae, M.B., Ch.B., Ph.D.	53,049,621	1,887,305	38,630,294
Saira Ramasastry	51,583,843	3,353,083	38,630,294
Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.	52,948,753	1,988,173	38,630,294
Joseph S. Zakrzewski	53,061,147	1,875,779	38,630,294

Proposal 2: Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
49,863,199	4,662,319	411,408	38,630,294

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
89,092,834	3,506,405	967,981	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Date: June 14, 2019	By:	/s/ Alexander D. Macrae
	Name:	Alexander D. Macrae, M.B., Ch.B., Ph.D.
	Title:	President and Chief Executive Officer